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                                                                   EXHIBIT  j(1)





                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders
AIM Investment Securities Funds.:

We consent to the use of our reports for the AIM Investment Securities Funds portfolios dated September 1, 2000 included or incorporated herein..


/s/ KPMG LLP


Houston, Texas
June 11, 2002